Exhibit 99.1

MEDIA RELEASE

Cboe Provides Additional Details Relating to Anticipated Financial Impacts of S&P DJI Licensing Agreement Extension

CHICAGO – September 29, 2026 – Cboe Global Markets, Inc. (Cboe: CBOE), a leading global markets operator and pioneer in equity and index derivatives, announced earlier today it has signed a 25-year extension of its exclusive licensing agreement with S&P Dow Jones Indices (“S&P DJI”), continuing their longstanding collaboration through 2051. See the press release here.

In connection with this announcement, Cboe is providing additional details regarding the anticipated financial impacts of the agreement.

Under the extended agreement, there will be no impact on the 2026 royalty fee terms; the updated royalty fee terms will begin in 2027. Cboe estimates the 2027 royalty fee terms will have a de minimis impact on Cboe's 2027 net revenue growth when considered against organic and ecosystem-driven volume growth, pricing optimization opportunities, and continued business execution. Cboe believes the extended contract, as structured, positions Cboe for growth, with future royalty fee adjustments smaller than the 2027 reset. Cboe will provide more specific 2027 organic total net revenue guidance in February with its fourth quarter earnings.

Additional information will be reported in a current report on Form 8-K filing with the SEC and posted on Cboe’s IR website at https://ir.cboe.com.

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About Cboe Global Markets

Cboe Global Markets (Cboe: CBOE) is a leading global markets operator with a long history of innovation in equity and index derivatives. Since launching the world’s first listed options exchange in 1973, Cboe has pioneered landmark products, including the introduction of S&P 500® index options and the creation of the VIX® Index, the world's leading gauge of market volatility, reshaping how investors manage risk and access opportunity. Today, Cboe operates derivatives, equities, and FX markets, providing trading, clearing, and investment solutions for customers worldwide. To learn more, visit www.cboe.com.

Cboe Media Contacts		Cboe Analyst Contact

Angela Tu +1-646-856-8734 atu@cboe.com	Tim Cave +44 (0) 7593-506-719 tcave@cboe.com	Kenneth Hill, CFA +1-312-786-7559 khill@cboe.com

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Cboe®, Cboe Global Markets®, and VIX ® are registered trademarks or service marks of Cboe Exchange, Inc and S&P 500® is a registered trademark of Standard & Poor's Financial Services LLC. All other trademarks and service marks are the property of their respective owners.

Cautionary Statements Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. You can identify these statements by forward-looking words such as "may," "might," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," and the negative of these terms and other comparable terminology. All statements that reflect our expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements.

We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Some factors that could cause actual results to differ include: the loss of our right to exclusively list and trade certain index options and futures products; economic, political and market conditions; compliance with legal and regulatory obligations; price and new products and services competition and consolidation in our industry; decreases in trading or clearing volumes, market data fees or a shift in the mix of products traded on our exchanges; legislative or regulatory changes or changes in tax regimes; our ability to protect our systems and communication networks from security vulnerabilities and breaches; our ability to attract and retain skilled management and other personnel; increasing competition by foreign and domestic entities; our business and operational dependence on and exposure to risk from third parties; factors that impact the quality and integrity of our and other applicable indices; our ability to manage our global operations, growth, and strategic acquisitions, wind downs, divestitures, or alliances effectively; increases in the cost of the products and services we use; our ability to operate our business without violating the intellectual property rights of others and the costs associated with protecting our intellectual property rights; our ability to minimize the risks, including our credit, liquidity, market, investment, counterparty, and default risks, associated with operating our clearinghouses; our ability to accommodate trading and clearing volume and transaction traffic, including significant increases, without failure or degradation of performance of our systems; misconduct by those who use our markets or our products or for whom we clear transactions; challenges to our use of open source software code; our ability to meet our compliance obligations, including managing our business interests and our regulatory responsibilities; the loss of key customers or a significant reduction in trading or clearing volumes by key customers; damage to our reputation; the ability of our compliance and risk management methods to effectively monitor and manage our risks; restrictions imposed by our debt obligations and our ability to make payments on or refinance our debt obligations; our ability to maintain an investment grade credit rating; impairment of our goodwill, long-lived assets, investments or intangible assets; the accuracy of our estimates and expectations; and litigation risks and other liabilities. More detailed information about factors that may affect our actual results to differ may be found in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2025 and other filings made from time to time with the SEC.

We do not undertake, and we expressly disclaim, any duty to update any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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